Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Offering Statement on Form 1-A (Amendment No. 2) of our report dated March 9, 2018 relating to the financial statements of CNS Pharmaceuticals, Inc. as of December 31, 2017 and for the period from July 27, 2017 (inception) to December 31, 2017. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 12, 2018